Filed Pursuant to Rule 433

Registration No. 333-277211

June 9, 2025

FREE WRITING PROSPECTUS

(To Product Supplement No. 2 dated May 8, 2024, Prospectus Supplement dated

February 21, 2024 and Prospectus dated February 21, 2024)

HSBC USA Inc.

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside
Principal at Risk Securities Linked to the Lowest Performing of Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028
	Linked to the Lowest Performing of the Class A common stock of Meta Platforms, Inc., the common stock of Hewlett Packard Enterprise Company, the common stock of Carnival Corporation, the common stock of Halliburton Company and the common stock of lululemon athletica inc. (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”)
	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call prior to maturity upon the terms described below. Whether the securities pay a contingent coupon payment, whether the securities are automatically called prior to maturity and, if they are not automatically called, whether you receive the face amount of your securities at maturity will depend, in each case, on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock that has the lowest stock closing price on that calculation day as a percentage of its starting price
	Contingent Coupon Payments. The securities will pay a contingent coupon payment on a monthly basis until the earlier of the stated maturity date or automatic call if, and only if, the stock closing price of the lowest performing Underlying Stock on the calculation day for that month is greater than or equal to its coupon threshold price. However, if the stock closing price of the lowest performing Underlying Stock on a calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment for the relevant month. If the stock closing price of the lowest performing Underlying Stock is less than its coupon threshold price on every calculation day, you will not receive any contingent coupon payments throughout the entire term of the securities. The coupon threshold price for each Underlying Stock is equal to 60% of its starting price. The contingent coupon rate will be determined on the pricing date and will be at least 29% per annum
	Automatic Call. If the stock closing price of the lowest performing Underlying Stock on any of the monthly calculation days from December 2025 to May 2028, inclusive, is greater than or equal to its starting price, the securities will be automatically called for the face amount plus a final contingent coupon payment
	Potential Loss of Principal. If the securities are not automatically called prior to maturity, you will receive the face amount at maturity if, and only if, the stock closing price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its downside threshold price. If the stock closing price of the lowest performing Underlying Stock on the final calculation day is less than its threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities. The downside threshold price for each Underlying Stock is equal to 60% of its starting price
	If the securities are not automatically called prior to maturity, you will have full downside exposure to the lowest performing Underlying Stock from its starting price if its ending price is less than its downside threshold price, but you will not participate in any appreciation of any Underlying Stock and will not receive any dividends on any of the Underlying Stocks
Your return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day. You will not benefit in any way from the performance of the better performing Underlying Stocks. Therefore, you will be adversely affected if any Underlying Stock performs poorly, even if the other Underlying Stocks perform favorably.
	All payments on the securities are subject to the credit risk of HSBC USA Inc. and you will have no ability to pursue the issuer of any Underlying Stock for payment; if HSBC USA Inc. defaults on its obligations, you could lose all or some of your investment
	No exchange listing; designed to be held to maturity or earlier automatic call

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this document, the accompanying prospectus, prospectus supplement or product supplement. Any representation to the contrary is a criminal offense.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. You should refer to “Selected Risk Considerations” beginning on page FWP-9 of this document and “Risk Factors” beginning on page S-1 of the accompanying prospectus supplement and page PS-5 of the accompanying product supplement.

	Original Offering Price	Maximum Underwriting Discount (1) (2)	Minimum Proceeds to HSBC
Per Security	$1,000.00	Up to $23.25	At least $976.75
Total	$	$	$
(1)	HSBC Securities (USA) Inc. will receive an underwriting discount of up to $23.25 per security, which it will pay to the agent, Wells Fargo Securities, LLC (“Wells Fargo Securities”), as a commission. The agent may resell the securities to other securities dealers at the original offering price less a concession not in excess of $17.50 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, each an affiliate of Wells Fargo Securities). In addition to the selling concession allowed to WFA, the agent may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers. See “Terms of the Securities—Agent’s Commission and Other Fees” in this free writing prospectus and “Use of Proceeds and Hedging” in the prospectus supplement for information regarding how we may hedge our obligations under the securities.

The estimated initial value of the securities on the pricing date is expected to be between $900.00 and $950.00 per security, which is expected to be less than the price to public. The market value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Terms of the Securities—Estimated Initial Value” on page FWP-3 and “Selected Risk Considerations” beginning on page FWP-9 of this document for additional information.

HSBC Securities (USA) Inc.	Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Terms of the Securities

Issuer:	HSBC USA Inc.
Market Measures:	The Class A common stock of Meta Platforms, Inc. (“META”), the common stock of Hewlett Packard Enterprise Company (“HPE”), the common stock of Carnival Corporation (“CCL”), the common stock of Halliburton Company (“HAL”) and the common stock of lululemon athletica inc. (“LULU”) (each referred to as an “Underlying Stock,” and collectively as the “Underlying Stocks”)
Original Offering Price:	$1,000 per security.
Face Amount:	The principal amount of $1,000 per security. References in this free writing prospectus to a “security” are to a security with a face amount of $1,000.
Pricing Date*:	June 20, 2025
Issue Date*:	June 25, 2025
Final Calculation Day*:	June 20, 2028, subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Stated Maturity Date*:	June 23, 2028, subject to postponement. The securities are not subject to redemption at the option of HSBC or repayment at the option of any holder of the securities prior to maturity or automatic call.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate (each a “contingent coupon payment”) if, and only if, the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its coupon threshold price.

Each contingent coupon payment, if any, will be calculated per security as follows:

($1,000 × contingent coupon rate)/12.

Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the stock closing price of the lowest performing Underlying Stock is less than its coupon threshold price on all calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Rate:	At least 29.00% per annum, to be determined on the pricing date.
Coupon Threshold Price:	With respect to each Underlying Stock, 60% of its starting price.
Calculation Days*:	Monthly, on the 20th day of each month, commencing July 2025 and ending June 2028; provided that the June 2028 calculation day will be the final calculation day, each subject to postponement as described below under “—Market Disruption Events and Postponement Provisions.”
Contingent Coupon Payment Dates:	Monthly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date.
Automatic Call:	If the stock closing price of the lowest performing Underlying Stock on any of the calculation days from December 2025 to May 2028, inclusive, is greater than or equal to its starting price, the securities will be automatically called, and on the related call settlement date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the face amount plus a final contingent coupon payment. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date. If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

FWP-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Call Settlement Date:	Three business days after the applicable calculation day (as each such calculation day may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable).
Maturity Payment Amount:

If the securities are not automatically called prior to maturity, you will be entitled to receive at maturity a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

•    if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than or equal to its downside threshold price:

$1,000; or

•    if the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price:

$1,000 × performance factor of the lowest performing Underlying Stock on the final calculation day

If the securities are not automatically called prior to maturity and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, you will lose more than 40%, and possibly all, of the face amount of your securities at maturity.

Any positive return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Underlying Stock, but you will have full downside exposure to the lowest performing Underlying Stock on the final calculation day if its ending price is less than its downside threshold price.

Downside Threshold Price:	With respect to each Underlying Stock, 60% of its starting price.
Performance Factor:	With respect to an Underlying Stock on any calculation day, its stock closing price on such calculation day divided by its starting price (expressed as a percentage).
Lowest Performing Underlying Stock:	For any calculation day, the Underlying Stock with the lowest performance factor on such calculation day.
Starting Price:	With respect to each Underlying Stock, its stock closing price on the pricing date.
Ending Price:	With respect to each Underlying Stock, its stock closing price on the final calculation day.
Stock Closing Price:	With respect to each Underlying Stock, its stock closing price and the adjustment factor have the meanings set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement.
Market Disruption Events and Postponement Provisions:	Each calculation day is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days. For more information regarding adjustments to the calculation days and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day — Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each contingent coupon payment date and each call settlement date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.
Calculation Agent:	HSBC Securities (USA) Inc.
Estimated Initial Value:	The estimated initial value of the securities is expected to be less than the price you pay to purchase the securities. The estimated initial value does not represent a minimum price at which we or any of

FWP-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028 our affiliates would be willing to purchase your securities in the secondary market, if any, at any time. The estimated initial value will be calculated on the pricing date and will be set forth in the pricing supplement to which this free writing prospectus relates. See “Selected Risk Considerations — The Estimated Initial Value of the Securities, Which Will Be Determined by Us on the Pricing Date, Is Expected to Be Less than the Price to Public and May Differ from the Market Value of the Securities in the Secondary Market, if Any.”
Material U.S. Tax Consequences:	For a discussion of the U.S. federal income and estate tax consequences of the ownership and disposition of the securities, see “U.S. Federal Income Tax Considerations” herein and “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.
Agent’s Commission and Other Fees:

HSBC Securities (USA) Inc. will receive an underwriting discount of up to $23.25 per security, which it will pay to the agent, Wells Fargo Securities, as a commission. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $17.50 per security. Such securities dealers may include WFA. In addition to the selling concession allowed to WFA, Wells Fargo Securities may pay $0.75 per security of the commission to WFA as a distribution expense fee for each security sold by WFA. In addition, in respect of certain securities sold in this offering, the Issuer may pay a fee of up to $3.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

We expect to hedge our obligations through the agent, one of our or its affiliates and/or another unaffiliated counterparty, which expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP / ISIN:	40447CKQ2 / US40447CKQ23

 __________________

*To the extent that we make any change to the expected pricing date or expected issue date, the calculation days, the stated maturity date and other dates may also be changed in our discretion to ensure that the term of the securities remains the same.

FWP-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Additional Information About HSBC USA Inc. and the Securities

This document relates to the offering of securities identified on the cover page. As a purchaser of a security, you will acquire an investment instrument linked to the Underlying Stock. Although the offering relates to the Underlying Stock, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to the Underlying Stock, or as to the suitability of an investment in the securities.

You should read this document together with the prospectus dated February 21, 2024, the prospectus supplement dated February 21, 2024, and the product supplement No. 2 dated May 8, 2024. If the terms of the securities offered hereby are inconsistent with those described in the accompanying product supplement, prospectus supplement or prospectus, the terms described in this free writing prospectus shall control. You should carefully consider, among other things, the matters set forth in “Selected Risk Considerations” beginning on page FWP-9 of this free writing prospectus and in “Risk Factors” beginning on page PS-5 of the product supplement, and beginning on page S-1 of the prospectus supplement, as the securities involve risks not associated with conventional debt securities. You are urged to consult your investment, legal, tax, accounting and other advisors before you invest in the securities.

HSBC USA Inc. has filed a registration statement (including the product supplement, prospectus and prospectus supplement) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the product supplement, prospectus and prospectus supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and this offering. You may get these documents for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the product supplement, prospectus supplement and prospectus if you request them by calling toll-free 1-866-811-8049.

References to “HSBC,” “the Issuer,” “the Bank,” “we,” “us” and “our” in this free writing prospectus are references to HSBC USA Inc. and not to any of our subsidiaries, unless we state otherwise or the context otherwise requires.

You may access the product supplement, the prospectus supplement and the prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Product supplement dated May 8, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924058672/tm2413644d20_424b2.htm

•	Prospectus supplement dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025878/tm244959d1_424b2.htm

•	Prospectus dated February 21, 2024:

https://www.sec.gov/Archives/edgar/data/83246/000110465924025864/tm244959d13_424b3.htm

FWP-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	seek an investment with contingent coupon payments at a rate of at least 29% per annum (to be determined on the pricing date) until the earlier of maturity or automatic call, if, and only if, the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to 60% of its starting price;
▪	understand that if the securities are not automatically called prior to maturity and the ending price of the lowest performing Underlying Stock on the final calculation day has declined by more than 40% from its starting price, they will be fully exposed to the decline in the lowest performing Underlying Stock from its starting price and will lose more than 40%, and possibly all, of the face amount at maturity;
▪	are willing to accept the risk that they may receive few or no contingent coupon payments over the term of the securities;
▪	understand that the return on the securities will depend solely on the performance of the Underlying Stock that is the lowest performing Underlying Stock on each calculation day and that they will not benefit in any way from the performance of the better performing Underlying Stocks;
▪	understand that the securities are riskier than alternative investments linked to only one of the Underlying Stocks or linked to a basket composed of each Underlying Stock;
▪	understand that the securities may be automatically called prior to maturity and that the term of the securities may be as short as approximately six months;
▪	are willing to forgo participation in any appreciation of any Underlying Stock and dividends or other distributions paid on the Underlying Stocks; and
▪	are willing to hold the securities to maturity or earlier automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or earlier automatic call;
▪	require full payment of the face amount of the securities at maturity;
▪	seek a security with a fixed term;
▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
▪	are unwilling to accept the risk that the securities are not automatically called prior to maturity and the stock closing price of the lowest performing Underlying Stock on the final calculation day may decline by more than 40% from its starting price;
▪	seek certainty of current income over the term of the securities;
▪	seek exposure to the upside performance of any or each Underlying Stock;
▪	seek exposure to a basket composed of each Underlying Stock or a similar investment in which the overall return is based on a blend of the performances of the Underlying Stocks, rather than solely on the lowest performing Underlying Stock;
▪	are unwilling to accept the risk of exposure to the Underlying Stocks;
▪	are unwilling to accept the credit risk of HSBC; or
▪	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement and prospectus supplement, for risks related to an investment in the securities. For more information about the Underlying Stock, please see “The Underlying Stocks” below.

FWP-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the stock closing price of the lowest performing Underlying Stock on the related calculation day.

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day. The lowest performing Underlying Stock on any calculation day is the Underlying Stock with the lowest performance factor on that calculation day. The performance factor of an Underlying Stock on a calculation day is its stock closing price on that calculation day as a percentage of its starting price (i.e., its stock closing price on that calculation day divided by its starting price).

Step 2: Determine whether a contingent coupon payment is payable on the applicable contingent coupon payment date based on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day, as follows:

If the securities have not been automatically called prior to maturity, then at maturity, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day. The lowest performing Underlying Stock on the final calculation day is the Underlying Stock with the lowest performance factor on the final calculation day.

FWP-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

The performance factor of a Underlying Stock on the final calculation day is its ending price as a percentage of its starting price (i.e., its ending price divided by its starting price).

Step 2: Calculate the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day, as follows:

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount payable on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Underlying Stock on the final calculation day from its starting price to its ending price, assuming the securities have not been automatically called prior to maturity. As this profile illustrates, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities. This graph has been prepared for purposes of illustration only. Your actual return will depend on whether the securities are automatically called, the actual ending price of the lowest performing Underlying Stock on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

FWP-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-1 of the prospectus supplement and page 1 of the prospectus. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Structure Of The Securities

If The Securities Are Not Automatically Called Prior To Maturity, You May Lose A Significant Portion Or All Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at maturity. If the securities are not automatically called prior to maturity, you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending price of the lowest performing Underlying Stock on the final calculation day.

If the securities are not automatically called prior to maturity and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the price of the lowest performing Underlying Stock from its starting price. The downside threshold price for each Underlying Stock is 60% of its starting price. For example, if the securities are not automatically called and the lowest performing Underlying Stock on the final calculation day has declined by 40.1% from its starting price to its ending price, you will not receive any benefit of the contingent downside protection feature and you will lose 40.1% of the face amount. As a result, you will not receive any protection if the price of the lowest performing Underlying Stock on the final calculation day declines significantly and you may lose a significant portion, and possibly all, of the face amount at stated maturity, even if the price of the lowest performing Underlying Stock is greater than or equal to its starting price or its downside threshold price at certain times during the term of the securities.

Even if the ending price of the lowest performing Underlying Stock on the final calculation day is greater than its downside threshold price, the maturity payment amount will not exceed the face amount, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of HSBC or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each contingent coupon payment date, you will receive a contingent coupon payment if, and only if, the stock closing price of the lowest performing Underlying Stock on the related calculation day is greater than or equal to its coupon threshold price. The coupon threshold price for each Underlying Stock is 60% of its starting price. If the stock closing price of the lowest performing Underlying Stock on any calculation day is less than its coupon threshold price, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the stock closing price of at least one Underlying Stock is less than its coupon threshold price on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Underlying Stock And Will Be Negatively Affected If Any Underlying Stock Performs Poorly, Even If The Other Underlying Stocks Perform Favorably.

You are subject to the full risks of each Underlying Stock. If any Underlying Stock performs poorly, you will be negatively affected, even if the other Underlying Stocks perform favorably. The securities are not linked to a basket composed of the Underlying Stocks, where the better performance of some Underlying Stocks could offset the poor performance of others. Instead, you are subject to the full risks of whichever Underlying Stock is the lowest performing Underlying Stock on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Underlying Stocks or linked to a basket composed of the Underlying Stocks. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlying Stock.

Your Return On The Securities Will Depend Solely On The Performance Of The Lowest Performing Underlying Stock On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlying Stocks.

Your return on the securities will depend solely on the performance of the lowest performing Underlying Stock on each calculation day. Although it is necessary for each Underlying Stock to close at or above its respective coupon threshold price on the relevant calculation day in order for you to receive a contingent coupon payment on the related contingent coupon payment date and at or above its respective downside threshold price on the final calculation day for you to receive the face amount of your securities at maturity, you will not benefit in any way from the performance of the better performing Underlying Stocks. The securities may underperform an alternative investment linked to a basket composed of the Underlying Stocks, since in such case the performance of the better performing Underlying Stocks

FWP-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028 would be blended with the performance of the lowest performing Underlying Stock, resulting in a better return than the return of the lowest performing Underlying Stock alone.

You Will Be Subject To Risks Resulting From The Relationship Among The Underlying Stocks.

It is preferable from your perspective for the Underlying Stocks to be correlated with each other so that their prices will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underlying Stocks will not exhibit this relationship. The less correlated the Underlying Stocks, the more likely it is that any one of the Underlying Stocks will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underlying Stocks to perform poorly; the performance of the better performing Underlying Stocks is not relevant to your return on the securities. It is impossible to predict what the relationship among the Underlying Stocks will be over the term of the securities. To the extent the Underlying Stocks operate in different industries or sectors of the market, such industries and sectors may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Underlying Stock On The Final Calculation Day From Its Starting Price, But Will Not Participate In Any Positive Performance Of Any Underlying Stock, And Your Maximum Possible Return On The Securities Will Be Limited To The Sum Of Any Contingent Coupon Payments.

Even though you will be fully exposed to a decline in the price of the lowest performing Underlying Stock on the final calculation day if its ending price is below its downside threshold price, you will not participate in any increase in the price of any Underlying Stock over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the price of any or each Underlying Stock.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the face amount at maturity. The volatility of the Underlying Stocks and the correlation among the Underlying Stocks are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the price of an Underlying Stock, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the prices of the Underlying Stocks tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underlying Stocks or lower expected correlation among the Underlying Stocks as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the stock closing price of at least one Underlying Stock will be less than its coupon threshold price on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the stock closing price of at least one Underlying Stock will be less than its downside threshold price on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the face amount at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately six months. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

A Contingent Coupon Payment Date, A Call Payment Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to an Underlying Stock will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Underlying Stock or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Underlying Stock on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) the third business day after the last final calculation day as postponed.

Risk Relating To The Credit Risk Of HSBC

The Securities Are Subject To The Credit Risk Of HSBC USA Inc.

FWP-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

The securities are our obligations exclusively and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness, and you will have no ability to pursue the issuer of any Underlying Stock for payment. As a result, our actual and perceived creditworthiness and actual or anticipated decreases in our credit ratings may affect the value of the securities and, in the event we were to default on our obligations, you may not receive any amounts owed to you under the terms of the securities. See “Description of Senior Debt Securities—Events of Default” in the prospectus.

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Initial Value Of The Securities, Which Will Be Determined By Us On The Pricing Date, Is Expected To Be Less Than The Original Offering Price And May Differ From The Market Value Of The Securities In The Secondary Market, If Any.

The estimated initial value of the securities will be calculated by us on the pricing date and is expected to be less than the original offering price. The estimated initial value will reflect our and our affiliates’ internal funding rate, which is the borrowing rate paid to issue market-linked securities, as well as the mid-market value of the embedded derivatives in the securities. This internal funding rate is typically lower than the rate we would use when we issue conventional fixed or floating rate debt securities. As a result of the difference between our internal funding rate and the rate we would use when we issue conventional fixed or floating rate debt securities, the estimated initial value of the securities may be lower if it were based on the prices at which our fixed or floating rate debt securities trade in the secondary market. In addition, if we were to use the rate we use for our conventional fixed or floating rate debt issuances, we would expect the economic terms of the securities to be more favorable to you. We will determine the value of the embedded derivatives in the securities by reference to our or our affiliates' internal pricing models. These pricing models consider certain assumptions and variables, which can include volatility and interest rates. Different pricing models and assumptions could provide valuations for the securities that are different from our estimated initial value. These pricing models rely in part on certain forecasts about future events, which may prove to be incorrect. The estimated initial value does not represent a minimum price at which we or any of our affiliates would be willing to purchase your securities in the secondary market (if any exists) at any time.

The Price Of Your Securities In The Secondary Market, If Any, Immediately After The Pricing Date Is Expected To Be Less Than The Original Offering Price.

The original offering price takes into account certain costs. These costs include the underwriting discount, our hedge counterparty’s projected hedging profits (which may or may not be realized) for assuming risks inherent in hedging our obligations under the securities and the costs associated with structuring and hedging our obligations under the securities. These costs, except for the underwriting discount, will be used or retained by us or one of our affiliates. If you were to sell your securities in the secondary market, if any, the price you would receive for your securities may be less than the price you paid for them because secondary market prices will not take into account these costs. The price of your securities in the secondary market, if any, at any time after issuance will vary based on many factors, including the price of the Underlying Stocks and changes in market conditions, and cannot be predicted with accuracy. The securities are not designed to be short-term trading instruments, and you should, therefore, be able and willing to hold the securities to maturity. Any sale of the securities prior to maturity could result in a loss to you.

If HSBC Securities (USA) Inc. Or The Agent Were To Repurchase Your Securities Immediately After The Issue Date, The Price You Receive May Be Higher Than The Estimated Initial Value Of The Securities.

Assuming that all relevant factors remain constant after the issue date, the price at which HSBC Securities (USA) Inc. or the agent may initially buy or sell the securities in the secondary market, if any, and the value used for customer account statements, if any, may exceed the estimated initial value on the pricing date for a temporary period expected to be approximately 3 months after the issue date. This temporary price difference may exist because, in its discretion, HSBC Securities (USA) Inc. or the agent may elect to effectively reimburse to investors a portion of the estimated hedging cost and other costs in connection with the securities that will no longer be incurred over the term of the securities. This discretionary election will be made, and the temporary reimbursement period will be determined, on the basis of a number of factors, including the tenor of the securities and any agreement we may have with the distributors of the securities. The amount of the estimated costs which may be effectively reimbursed to investors in this way may not be allocated ratably throughout the reimbursement period, and such reimbursement may be discontinued at any time, or the duration of the reimbursement period may be shortened after the issue date of the securities based on changes in market conditions and other factors that cannot be predicted.

The Value Of The Securities Prior To Maturity Or Automatic Call Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to maturity or automatic call will be affected by the then-current price of each Underlying Stock, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, among others, are expected to affect the value of the securities: performance of the Underlying Stock; volatility of the Underlying Stocks; correlation among the Underlying Stocks; economic and other conditions generally; interest rates; dividend yields; our credit ratings or credit spreads; and time remaining to maturity. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

FWP-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the price of any or all of the Underlying Stocks. Because numerous factors are expected to affect the value of the securities, changes in the prices of the Underlying Stocks may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed on any securities exchange. Although Wells Fargo Securities and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop for the securities. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which Wells Fargo Securities and/or its affiliates are willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to maturity or automatic call. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to maturity or automatic call.

Risks Relating To The Underlying Stocks

Any Payments On The Securities And Whether The Securities Are Automatically Called Will Depend Upon The Performance Of The Underlying Stocks And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Underlying Stocks. Investing in the securities is not equivalent to investing in the Underlying Stocks. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held the Underlying Stocks for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on an Underlying Stock. As a holder of the securities, you will not have any voting rights or any other rights that holders of an Underlying Stock would have.

•	Historical Prices Of An Underlying Stock Should Not Be Taken As An Indication Of Its Future Performance During The Term Of The Securities.

•	The Securities May Become Linked To The Common Stock Of A Company Other Than Any Original Underlying Stock Issuer.

•	We, The Agent And Our Respective Affiliates Cannot Control Actions By Any Underlying Stock Issuer.

•	We, The Agent And Our Respective Affiliates Have No Affiliation With Any Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.

•	You Have Limited Anti-dilution Protection.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Of Securities Will Potentially Be Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” will potentially be adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. HSBC Securities (USA) Inc., which is our affiliate, will be the calculation agent for the securities. As calculation agent, HSBC Securities (USA) Inc. will determine any values of the Underlying Stock and make any other determinations necessary to calculate any payments on the securities. In making these determinations, HSBC Securities (USA) Inc. may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled "General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events" and “—Adjustment Events" in the accompanying product supplement. In making these

FWP-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028 discretionary judgments, the fact that HSBC Securities (USA) Inc. is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and HSBC Securities (USA) Inc.’s determinations as calculation agent may adversely affect your return on the securities.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the price of an Underlying Stock.

•	Business activities of our affiliates or any participating dealer or its affiliates with an Underlying Stock Issuer may adversely affect the price of an Underlying Stock.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of an Underlying Stock.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the price of an Underlying Stock.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or any fee, creating a further incentive for the participating dealer to sell the securities to you.

•	An affiliate of HSBC has a minority equity interest in the owner of an electronic platform, through which we may make available certain structured investments offering materials.

Risks Relating To Tax

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one reasonable approach, the securities should be treated as contingent income-bearing pre-paid executory contracts with respect to the Underlying Stocks. HSBC intends to treat the securities consistent with this approach and pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. See “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts” in the accompanying prospectus supplement for the U.S. federal income tax considerations applicable to securities that are treated as contingent income-bearing pre-paid executory contracts. Non-U.S. holders should note that the entire amount of the contingent coupons will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty), and neither we or our agents, nor Wells Fargo Securities, will pay any additional amounts in respect of such withholding.

For a discussion of the U.S. federal income and estate tax consequences of your investment in a security, please see the discussion under “U.S. Federal Income Tax Considerations” herein and the discussion under “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement.

FWP-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to maturity, you will receive the face amount of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Underlying Stock on the final calculation day, the hypothetical maturity payment amount payable at maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Underlying Stock on the final calculation day is its ending price expressed as a percentage of its starting price (i.e., its ending price divided by its starting price).

Hypothetical Performance Factor of Lowest Performing Underlying Stock on Final Calculation Day	Hypothetical Maturity Payment Amount Per Security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
59.00%	$590.00
50.00%	$500.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00
0.00%	$0.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive return based solely on the maturity payment amount; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending price of the lowest performing Underlying Stock on the final calculation day. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

FWP-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Hypothetical Contingent Coupon Payments

Set forth below are examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called, if applicable, on a contingent coupon payment date prior to maturity. The examples do not reflect any specific contingent coupon payment date. The following examples assume that the securities are subject to automatic call on the applicable calculation day. The securities will not be subject to automatic call until the sixth calculation day, which is approximately six months after the issue date. The following examples reflect a hypothetical contingent coupon rate of 29% per annum (the lowest possible contingent coupon rate that may be determined on the pricing date) and assume the hypothetical starting price, coupon threshold price and stock closing prices for each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent the actual starting price or coupon threshold price of any Underlying Stock. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price and coupon threshold price for each Underlying Stock will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information set forth under the section titled “The Underlying Stocks” below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its coupon threshold price and less than its starting price. As a result, investors receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	META	HPE	CCL	HAL	LULU
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$90.00	$95.00	$80.00	$70.00	$75.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00	$60.00
Performance factor (stock closing price on relevant calculation day divided by starting price):	90.00%	95.00%	80.00%	70.00%	75.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.

In this example, the HAL has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its coupon threshold price, but less than its starting price, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to approximately $24.17 per security, determined as follows: (i) $1,000 multiplied by 29% per annum divided by (ii) 12, rounded to the nearest cent.

Example 2. The stock closing price of the lowest performing Underlying Stock on the relevant calculation day is less than its coupon threshold price. As a result, investors do not receive a contingent coupon payment on the applicable contingent coupon payment date and the securities are not automatically called.

	META	HPE	CCL	HAL	LULU
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$59.00	$125.00	$105.00	$120.00	$110.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00	$60.00
Performance factor (stock closing price on relevant calculation day divided by starting price):	59.00%	125.00%	105.00%	120.00%	110.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.

In this example, the META has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.

FWP-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable continent coupon payment date.

Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is less than its coupon threshold price, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the stock closing prices of the better performing Underlying Stocks on the relevant calculation day are greater than their starting prices. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a contingent coupon payment date will depend solely on the stock closing price of the lowest performing Underlying Stock on the relevant calculation day. The performance of the better performing Underlying Stocks is not relevant to your return on the securities.

Example 3. The stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its starting price. As a result, the securities are automatically called on the applicable contingent coupon payment date for the face amount plus a final contingent coupon payment.

	META	HPE	CCL	HAL	LULU
Hypothetical starting price:	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical stock closing price on relevant calculation day:	$115.00	$105.00	$130.00	$150.00	$140.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00	$60.00
Performance factor (stock closing price on relevant calculation day divided by starting price):	115.00%	105.00%	130.00%	150.00%	140.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the relevant calculation day.

In this example, the HPE has the lowest Performance Factor and is, therefore, the lowest performing Underlying Stock on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable contingent coupon payment date.

Since the hypothetical stock closing price of the lowest performing Underlying Stock on the relevant calculation day is greater than or equal to its starting price, the securities would be automatically called and you would receive the face amount plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,024.17 per security.

You will not receive any further payments after the call settlement date.

FWP-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Hypothetical Maturity Payment Amount

Set forth below are examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting price, coupon threshold price, downside threshold price and ending prices of each Underlying Stock indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting price, coupon threshold price or downside threshold price. The hypothetical starting price of $100.00 for each Underlying Stock has been chosen for illustrative purposes only and does not represent the actual starting price for any Underlying Stock. The actual starting price, coupon threshold price and downside threshold price for each Underlying Stock will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing prices of the Underlying Stocks, see the historical information provided below. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending price of the lowest performing Underlying Stock on the final calculation day is greater than its starting price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	META	HPE	CCL	HAL	LULU
Hypothetical starting price :	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$145.00	$135.00	$105.00	$110.00	$125.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00	$60.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00	$60.00	$60.00
Hypothetical performance factor (ending price divided by starting price):	145.00%	135.00%	105.00%	110.00%	125.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the CCL has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its hypothetical downside threshold price, the maturity payment amount would equal the face amount. Although the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is significantly greater than its hypothetical starting price in this scenario, the maturity payment amount will not exceed the face amount.

In addition to any contingent coupon payments received during the term of the securities, at maturity you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date.

Example 2. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its starting price but greater than its downside threshold price and its coupon threshold price, the maturity payment amount is equal to the face amount of your securities at maturity and you receive a final contingent coupon payment:

	META	HPE	CCL	HAL	LULU
Hypothetical starting price :	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$65.00	$115.00	$110.00	$120.00	$130.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00	$60.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00	$60.00	$60.00
Hypothetical performance factor (ending price divided by starting price):	65.00%	115.00%	110.00%	120.00%	130.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the META has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

FWP-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price, but not by more than 40%, you would receive the face amount of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, at maturity you would receive $1,000 per security. In addition, because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is greater than its coupon threshold price, you would receive a final contingent coupon payment on the stated maturity date.

Example 3. The ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price and its coupon threshold price, the maturity payment amount is less than the face amount of your securities at maturity and you do not receive a final contingent coupon payment:

	META	HPE	CCL	HAL	LULU
Hypothetical starting price :	$100.00	$100.00	$100.00	$100.00	$100.00
Hypothetical ending price:	$120.00	$20.00	$90.00	$80.00	$50.00
Hypothetical coupon threshold price:	$60.00	$60.00	$60.00	$60.00	$60.00
Hypothetical downside threshold price:	$60.00	$60.00	$60.00	$60.00	$60.00
Hypothetical performance factor (ending price divided by starting price):	120.00%	20.00%	90.00%	80.00%	50.00%

Step 1: Determine which Underlying Stock is the lowest performing Underlying Stock on the final calculation day.

In this example, the HPE has the lowest performance factor and is, therefore, the lowest performing Underlying Stock on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending price of the lowest performing Underlying Stock on the final calculation day.

Since the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its hypothetical starting price by more than 80%, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to $200.00 per security, calculated as follows:

= $1,000× performance factor of the lowest performing Underlying Stock on the final calculation day

= $1,000 × 20.00%

= $200.00

In addition to any contingent coupon payments received during the term of the securities, at maturity you would receive $450.00 per security. Because the hypothetical ending price of the lowest performing Underlying Stock on the final calculation day is less than its coupon threshold price. you would not receive a final contingent coupon payment on the stated maturity date.

These examples illustrate that you will not participate in any appreciation of any Underlying Stock, but will be fully exposed to a decrease in the lowest performing Underlying Stock if the securities are not automatically called prior to maturity and the ending price of the lowest performing Underlying Stock on the final calculation day is less than its downside threshold price, even if the ending prices of the other Underlying Stocks have appreciated or have not declined below their respective downside threshold prices.

To the extent that the actual starting price, coupon threshold price, downside threshold price and ending price of the lowest performing Underlying Stock differ from the values assumed above, the results indicated above would be different.

FWP-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

The Underlying Stocks

Meta Platforms, Inc.

Meta Platforms, Inc. operates as a social technology company. The company builds applications and technologies that help people connect, find communities, and grow businesses. The company is also involved in advertisements, augmented, and virtual reality. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1326801 or SEC file number: 001-35551. This Underlying Stock trades on The Nasdaq Stock Market LLC under the symbol “META.”

Historical Data

We obtained the closing prices of META in the graph below from Bloomberg Finance L.P. (“Bloomberg”) without independent verification. The historical performance of META should not be taken as an indication of future performance, and no assurances can be given as to the closing price of META on the calculation days. We cannot give you assurance that the performance of META will result in the return of any of your investment.

The following graph sets forth stock closing prices of META for the period from January 1, 2020 to June 5, 2025. The closing price of META on June 5, 2025 was $684.62.

Historical Performance of META

Source: Bloomberg

FWP-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Hewlett Packard Enterprise Company

Hewlett Packard Enterprise Company provides information technology solutions. The company offers enterprise security, analytics and data management, applications development and testing, data center care, cloud consulting, and business process services. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1645590 or SEC file number: 001-37483. This Underlying Stock trades on the New York Stock Exchange under the symbol “HPE.”

Historical Data

We obtained the closing prices of HPE in the graph below from Bloomberg without independent verification. The historical performance of HPE should not be taken as an indication of future performance, and no assurances can be given as to the closing price of HPE on the calculation days. We cannot give you assurance that the performance of HPE will result in the return of any of your investment.

The following graph sets forth daily closing prices of HPE for the period from January 1, 2020 to June 5, 2025. The closing price of HPE on June 5, 2025 was $17.76.

Historical Performance of HPE

Source: Bloomberg

FWP-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Carnival Corporation

Carnival Corporation owns and operates cruise ships offering cruises to all major vacation destinations including North America, United Kingdom, Germany, Southern Europe, South America, and Asia Pacific. The company, through a subsidiary, also owns and operates hotels and lodges. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 815097 or SEC file number: 001-09610. This Underlying Stock trades on the New York Stock Exchange under the symbol “CCL.”

Historical Data

We obtained the closing prices of CCL in the graph below from Bloomberg without independent verification. The historical performance of CCL should not be taken as an indication of future performance, and no assurances can be given as to the closing price of CCL on the calculation days. We cannot give you assurance that the performance of CCL will result in the return of any of your investment.

The following graph sets forth daily closing prices of CCL for the period from January 1, 2020 to June 5, 2025. The closing price of CCL on June 5, 2025 was $24.02.

Historical Performance of CCL

Source: Bloomberg

FWP-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Halliburton Company

Halliburton Company provides energy and engineering and construction services, as well as manufactures products for the energy industry. The company offers services and products and integrated solutions to customers in the exploration, development, and production of oil and natural gas. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 45012 or SEC file number: 001-03492. This Underlying Stock trades on the New York Stock Exchange under the symbol “HAL.”

Historical Data

We obtained the closing prices of HAL in the graph below from Bloomberg without independent verification. The historical performance of HAL should not be taken as an indication of future performance, and no assurances can be given as to the closing price of HAL on the calculation days. We cannot give you assurance that the performance of HAL will result in the return of any of your investment.

The following graph sets forth daily closing prices of HAL for the period from January 1, 2020 to June 5, 2025. The closing price of HAL on June 5, 2025 was $19.95.

Historical Performance of HAL

Source: Bloomberg

FWP-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

Lululemon athletica inc.

Lululemon athletica inc. designs and retails athletic clothing products. The company produces fitness pants, shorts, tops and jackets for yoga, dance, running, and general fitness. Information filed by the company with the SEC under the Exchange Act can be located by reference to its SEC CIK number: 1397187 or SEC file number: 001-33608. This Underlying Stock trades on The Nasdaq Global Select Market under the symbol “LULU.”

Historical Data

We obtained the closing prices of LULU in the graph below from Bloomberg without independent verification. The historical performance of LULU should not be taken as an indication of future performance, and no assurances can be given as to the closing price of LULU on the calculation days. We cannot give you assurance that the performance of LULU will result in the return of any of your investment.

The following graph sets forth daily closing prices of LULU for the period from January 1, 2020 to June 5, 2025. The closing price of LULU on June 5, 2025 was $330.78.

Historical Performance of LULU

Source: Bloomberg

FWP-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028

U.S. Federal Income Tax Considerations

You should carefully consider, among other things, the matters set forth in the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement. The following discussion summarizes the U.S. federal income and estate tax consequences of the purchase, beneficial ownership, and disposition of the securities. This summary supplements the section “U.S. Federal Income Tax Considerations” in the accompanying prospectus supplement and supersedes it to the extent inconsistent therewith.

There is no direct legal authority as to the proper tax treatment of the securities, and therefore significant aspects of the tax treatment of the securities are uncertain as to both the timing and character of any inclusion in income in respect of the securities. Under one approach, a security should be treated as a contingent income-bearing pre-paid executory contract with respect to the underlying stocks. We intend to treat the securities consistent with this approach. Pursuant to the terms of the securities, you agree to treat the securities under this approach for all U.S. federal income tax purposes. Subject to the limitations described therein, and based on certain factual representations received from HSBC, in the opinion of HSBC’s special U.S. tax counsel, Mayer Brown LLP, it is reasonable to treat a security as a contingent income-bearing pre-paid executory contract with respect to the Underlying Stocks. Because there are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the securities, other characterizations and treatments are possible and the timing and character of income in respect of the securities might differ from the treatment described herein. For example, securities that have a term of one year or less could be treated as short-term debt instruments for U.S. federal income tax purposes subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Short-Term Notes” in the accompanying prospectus supplement. Securities that have a term of more than one year could be treated as debt instruments that are “contingent payment debt instruments” for U.S. federal income tax purposes subject to the treatment described under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes — Contingent Notes” in the accompanying prospectus supplement.

We will not attempt to ascertain whether any Underlying Stock would be treated as a passive foreign investment company (“PFIC”) or United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If any Underlying Stock were so treated, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the Underlying Stocks and consult your tax advisor regarding the possible consequences to you if any Underlying Stock is or becomes a PFIC or a USRPHC.

U.S. Holders. Please see the discussion under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of U.S. Holders — Certain Notes Treated as a Put Option and a Deposit or an Executory Contract — Certain Notes Treated as Executory Contracts” in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to U.S. holders (as defined in the accompanying prospectus supplement). Pursuant to the approach discussed above, we intend to treat any gain or loss upon maturity or an earlier sale, exchange, or call as capital gain or loss in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent coupon) and your tax basis in the security. Any such gain or loss will be long-term capital gain or loss if you have held the security for more than one year at such time for U.S. federal income tax purposes. Your tax basis in a security generally will equal your cost of the security. In addition, the tax treatment of the contingent coupons is unclear. Although the tax treatment of the contingent coupons is unclear, we intend to treat any contingent coupon, including on the stated maturity date, as ordinary income includible in income by you at the time it accrues or is received in accordance with your normal method of accounting for U.S. federal income tax purposes.

Non-U.S. Holders. Please see the discussion under the heading “U.S. Federal Income Tax Considerations — Tax Treatment of Non-U.S. Holders” in the accompanying prospectus supplement for further discussion of U.S. federal income tax considerations applicable to non-U.S. holders (as defined in the accompanying prospectus supplement). Because the U.S. federal income tax treatment (including the applicability of withholding) of the contingent coupons is uncertain, the entire amount of the contingent coupons will be subject to U.S. federal income tax withholding at a 30% rate (or at a lower rate under an applicable income tax treaty). Neither we or our agents, nor Wells Fargo Securities, will pay any additional amounts in respect of such withholding.

Under current law, while the matter is not entirely clear, individual non-U.S. holders, and entities whose property is potentially includible in those individuals’ gross estates for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty benefit, the securities are likely to be treated as U.S. situs property, subject to U.S. federal estate tax. These individuals and entities should consult their own tax advisors regarding the U.S. federal estate tax consequences of investing in the securities.

A “dividend equivalent” payment is treated as a dividend from sources within the United States and such payments generally would be subject to a 30% U.S. withholding tax if paid to a non-U.S. holder. Under U.S. Treasury Department regulations, payments (including deemed payments) with respect to equity-linked instruments (“ELIs”) that are “specified ELIs” may be treated as dividend equivalents if

FWP-24

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Class A Common Stock of Meta Platforms, Inc., the Common Stock of Hewlett Packard Enterprise Company, the Common Stock of Carnival Corporation, the Common Stock of Halliburton Company and the Common Stock of lululemon athletica inc. due June 23, 2028 such specified ELIs reference an interest in an “underlying security,” which is generally any interest in an entity taxable as a corporation for U.S. federal income tax purposes if a payment with respect to such interest could give rise to a U.S. source dividend. However, Internal Revenue Service guidance provides that withholding on dividend equivalent payments will not apply to specified ELIs that are not delta- one instruments and that are issued before January 1, 2027. Based on the terms of the securities and market conditions as of the date of this preliminary pricing supplement, the Issuer expects that the securities will not be treated as “delta-one” instruments and, therefore, non-U.S. holders should not be subject to withholding on dividend equivalent payments, if any, under the securities. A determination that the securities are not subject to Section 871(m) is not binding on the Internal Revenue Service, and the Internal Revenue Service may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances, including your other transactions. It is possible that the securities could be treated as deemed reissued for U.S. federal income tax purposes upon the occurrence of certain events affecting the Underlying Stocks or the securities, and following such occurrence the securities could be treated as subject to withholding on dividend equivalent payments. Non-U.S. holders that enter, or have entered, into other transactions in respect of the Underlying Stocks or the securities should consult their tax advisors as to the application of the dividend equivalent withholding tax in the context of the securities and their other transactions. If any payments are treated as dividend equivalents subject to withholding, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld.

PROSPECTIVE PURCHASERS OF SECURITIES SHOULD CONSULT THEIR TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, AND OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF SECURITIES.

FWP-25